UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

Turner Valley Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1600 West Loop South, Suite 600, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018 the Company Appointed Robert O. Paiva to the position of Chief Operating Officer. Mr. Paiva is a highly versatile and hands-on executive leader, team builder and business strategist with a deep passion for capital markets and the energy sector. He has a broad operational background, with extensive experience in multiple industries.

There is no family relationship between Robert O. Paiva and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. A copy of Mr. Paiva’s agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On October 26, 2018, the Company will issue a press release discussing the appointment of its Chief Operating Officer. A copy of this press release is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1 99.1	Chief Operating Officer Agreement dated September 7, 2018 Press release to be issued by the Company on October 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: October 25, 2018

Turner Valley Oil and Gas, Inc.

By: /s/ Steve Helm

Steve Helm, CEO